Exhibit 99.1

For immediate release	For More Information: F. Scott Dueser, Chairman, President & CEO 325.627.7155

BUTLER PROMOTED TO EVP & CAO OF HOLDING COMPANY; SHEDD TO PRESIDENT OF ABILENE BANK

ABILENE, Texas, September 7, 2012/PR Newswire – The Board of Directors of First Financial Bankshares, Inc. (NASDAQ: FFIN) (First Financial) and its wholly owned subsidiary, First Financial Bank, N.A., Abilene (Abilene Bank) announced today that Ronald D. Butler II has been named Executive Vice President and Chief Administrative Officer of First Financial Bankshares and has been promoted to Chairman of the Board of Directors and CEO of First Financial Bank, Abilene. Marelyn B. Shedd has been promoted to President of First Financial Bank, Abilene.

“This is an exciting time to have two outstanding professionals who are ready to assume additional responsibilities with our company,” said F. Scott Dueser, Chairman, CEO and President of First Financial Bankshares. “Ron will assume this new position at the Holding Company, which will allow Bruce Hildebrand and me to focus more on acquisitions. We are equally excited to have Marelyn Shedd step up to the Presidency of the Bank, and we look forward to both Ron and Marelyn providing significant leadership for our company and the Abilene community.”

Butler joined First Financial in Abilene in 1993 after nine years with another local financial institution. He was Senior Vice President and a commercial lending officer in the Abilene Bank for four years before becoming the President/CEO of First Financial Bank, N.A., Eastland for three years. He then served for seven years as President/CEO of First Financial Bank, N. A., Stephenville and returned to Abilene as President/CEO in 2006. Butler is a graduate of Texas Tech University with a bachelor of business administration and a master of business administration from Tarleton State University. He is also a graduate of the Southwestern Graduate School of Banking at Southern Methodist University. Butler currently serves as Chairman of the Abilene Industrial Foundation and was Chairman of the Abilene Chamber of Commerce in 2010. He serves on the board of directors of the Hendrick Medical Center Foundation, West Texas Rehabilitation Center and West Central Texas Municipal Water District.

Shedd joined the Abilene Bank in 1990 and most recently served as Executive Vice President and Senior Lender. She is a graduate of Baylor University and currently serves as Chairman of the Community Foundation of Abilene, is Chair-Elect of the Hendrick Medical Center Foundation and is Secretary/Treasurer of the Development Corporation of Abilene. She also is on the board of directors of the Abilene Arts Alliance and has served on the board of directors of the United Way of Abilene, Hendrick Home for Children, Abilene Ballet Theatre, Goodwill Industries, Abilene Cultural Affairs Council and the Historic Paramount Theatre.

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 11 separately chartered banks with 53 locations in Texas. The bank subsidiaries are First Financial Bank, N.A., Abilene, Albany, Clyde, Moran and Odessa; First Financial Bank, N.A., Eastland, Ranger, Cisco and Rising Star; First Financial Bank, N.A., Cleburne, Burleson, Alvarado, Midlothian and Crowley; First Financial Bank, Hereford; First Financial Bank, Huntsville; First Financial Bank, N.A., Mineral Wells; First Financial Bank, N.A., San Angelo; First Financial Bank, N.A., Southlake, Bridgeport, Boyd, Decatur, Grapevine, Keller and Trophy Club; First Financial Bank, N.A., Stephenville, Granbury, Glen Rose and Acton; First Financial Bank, N.A., Sweetwater, Roby, Trent and Merkel; and First Financial Bank, N.A., Weatherford, Willow Park, Aledo, Brock and Fort Worth. The Company also operates First Financial Trust & Asset Management Company, N.A., with six locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.